EXHIBIT 10.9


                      OSHKOSH B'GOSH, INC.

           EXECUTIVE NON-QUALIFIED PROFIT SHARING PLAN
          (As Amended and Restated As Of March 1, 1997)


     WHEREAS, Oshkosh B'Gosh, Inc. (the "Company") maintains the Oshkosh B'Gosh, Inc. Profit Sharing Plan (the "Profit Sharing Plan"), a tax-qualified deferred profit sharing plan, and amended such Profit Sharing Plan effective as of January 1, 1989 to exclude certain classes of employees formerly eligible from continuing participation therein including the President, all Vice Presidents and any employee whose title includes designation as a director of a particular aspect of the Company's business (the "Excluded Key Employee Group"), and

     WHEREAS, the members of the Excluded Key Employee Group will continue to have their account balances held in the Profit Sharing Plan pending ultimate distribution upon their separation of service from the Company or otherwise in accordance with the terms of such Plan and such accounts will continue to share in the investment experience of the Plan until such distribution, but after January 1, 1989, will no longer receive any further allocations of Company contributions or forfeitures, and

     WHEREAS, the Company wishes to provide by means of this document both (i) a "make whole" non-qualified plan that will provide for payments to certain identified members of the Excluded Key Employee Group equivalent to the additional sums they would have been able to accrue under the Profit Sharing Plan but for their exclusion from continuing participation as of January 1, 1989, or beginning participation at any later date; and (ii) a non-qualified profit sharing plan for certain identified key management or highly compensated employees who are not otherwise eligible for participation in the Profit Sharing Plan,

     NOW, THEREFORE, the Company hereby establishes such a "make whole" program, to be known as the Oshkosh B'Gosh, Inc. Executive
Non-Qualified Profit Sharing Plan (the "Non-Qualified Plan"), as follows:

     1. Objectives. This Non-Qualified Plan is intended to provide for a "make whole" payment to certain members of the Excluded Key Employee Group and to certain other key management or highly compensated employees who are not otherwise eligible for participation in the Profit Sharing Plan identified on Exhibit A attached hereto, including such executives and key employees as the Board of Directors or Executive Committee may determine to add from time to time (the "Participants").

     2. Bookkeeping Accounts. The Company shall cause bookkeeping reserve accounts (the "Account") to be established for each participant which shall be established solely as a device for determining the amounts which may become payable to a Participant hereunder. Such Account shall not constitute or be treated as a trust fund of any kind, it being expressly provided that the amounts credited to the Account shall at all times be and remain the sole property of the Company. The Participant shall have no proprietary rights of any nature with respect thereto, unless and until such time as a payment thereof is made to the Participant (or beneficiary) as provided herein. Amounts shall be credited (or debited, as the case may be) to each Participant's Account as follows:

                    (a)  For each Plan Year from and after
               January 1, 1989, for which a Participant would have received an allocation of Company contribution or forfeiture or both under the terms of the Profit Sharing Plan if such Participant had not been excluded therefrom (the "Prevented Allocations"), such Participant's Account shall be credited with a dollar amount equal to such Prevented Allocations.

                    (b)  For each Plan Year from and after
               January 1, 1989, for which a Participant's Account has been credited with Prevented Allocations such Account shall also be adjusted to reflect the additions or subtractions that would have resulted from actual investment experience under the Profit Sharing Plan had the Prevented Allocations been made under that Plan (the "Prevented Investment Adjustments").

The intent hereof is that the balance in each Participant's Account under this Non-Qualified Plan from time to time shall be equal to the balance that would have existed in the Profit Sharing Plan from time to time reflecting post-January 1, 1989 Company contributions, forfeitures and investment adjustments thereon that would have occurred under the terms of the Profit Sharing Plan if the Participant had been able to continue thereunder or, as the case may be, begin participation thereunder at any later date and continue until the date of termination of service with the Company.

     3. Vesting. All individuals who are Participants as of December 31, 1996 shall at all times have a 100% vested interest in the Account balance established for them under this Non-Qualified Plan. All individuals who become Participants on or after January 1, 1997 shall become vested in their Account balances established hereunder on the same terms and conditions as apply in the Profit Sharing Plan, all of which are hereby incorporated by reference."

     4. Incorporation by Reference of Profit Sharing Plan. The terms and conditions of the Profit Sharing Plan, as amended from time to time, are hereby incorporated by reference into this Non-Qualified Plan (subject however to the 100% vesting provision for accounts as set forth in paragraph 3 above). It is intended that the Accounts in this Non-Qualified Plan be subject to all of the terms and conditions of the Profit Sharing Plan, subject only to the following special limitations:

                    (a)  Prevented Allocations and Prevented
               Investment Adjustments shall be determined and credited or debited to Accounts hereunder, as the case may be, at the same time and in like amount as if the Account were held under the Profit Sharing Plan.

                    (b)  The Company shall commence payments of
               the vested Account balances under this Non-
               Qualified Plan on or about March 15th of the year following the year in which the Participant's service terminates, in accordance with (c) below.

                    (c)  Account balances under the Non-Qualified
               Plan shall be paid to the Participant (or
               Beneficiary, as the case may be), in one of the following methods:

                              (i)  In annual installments, to
                    commence on or about March 15th of the year following the year of termination of service, with one-tenth of the balance in the Account becoming then payable and with the remaining installments being paid on each anniversary thereof according to the following schedule:

                      Anniversary of     Portion of Participant's
                    First Payment Date      Account to Be Paid
                            1st                     1/9
                            2nd                     1/8
                            3rd                     1/7
                            4th                     1/6
                            5th                     1/5
                            6th                     1/4
                            7th                     1/3
                            8th                     1/2
                            9th                  Remainder

                              (ii) Any other payment plan
                    approved by the Company on its sole
                    discretion."

                    (d) Participants may designate any person or persons (including, but not limited to, a trust) to be the "Beneficiary" hereunder. Such designation shall be effected by filing written notification with the Company in the form prescribed by it and may be changed from time to time by similar action. If no Beneficiary is designated, the benefits shall be distributed to the Participant's estate.

     5.   Claims Procedure.  The claims procedure in the Profit
Sharing Plan shall apply in full to this Non-Qualified Plan.

     6. Company or Committee to Administer. The Company or the Committee (as defined under the Profit Sharing Plan) shall have full and complete discretionary power and authority to construe and interpret this Non-Qualified Plan and to resolve all questions hereunder. Neither the Company nor any member of the Committee or any other person shall be liable for any act or failure to act hereunder, except for gross negligence or fraud.

     7. Unsecured Creditor. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured creditor.

     8. Amendment or Termination. The Board of Directors of the Company reserves the right to amend, terminate or discontinue this Non-Qualified Plan at any time; provided, however, no such action shall reduce or eliminate any amounts accrued in any Accounts hereunder prior to the date of such action and which also would otherwise ultimately have become payable hereunder.

                            EXHIBIT A


     The following is a listing of employees currently (as of 3/1/97) participating in the Oshkosh B'Gosh, Inc. Executive Non-
Qualified Profit Sharing Plan.

Participants as of                       Participants Added On
 December 31, 1996                      Or After January 1, 1997


     (LIST)                                       (LIST)